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                         CONSENT OF INDEPENDENT AUDITORS

To the Sponsor, Trustee and Unit Holders of Equity Focus Trusts--Blue Chip Stock 2002 Series A, Premier American Portfolio:

We consent to the use of our report dated January 15, 2002, included herein and to the reference to our firm under the heading "Auditors" in the Prospectus.

                                                          /s/ KPMG LLP

New York, New York
January 15, 2002